Michael Johnson & Co., LLC
                       9175 East Kenyon Avenue, Suite 100
                             Denver, Colorado 80237
                                 (303) 796-0099

June  3,  2005

U.S.  Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.  Washington,  DC  20549

RE:  Xtreme  Companies,  Inc.  -  SB-2

Dear  Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration. Statement on Form SB-2 of our report dated April 13, 2005 in Xtreme Companies, Inc.'s Form 10-KSB for the fiscal years ended December 31, 2004 and 2003, and to all references to our firm included in. this Registration Statement.

Sincerely,
/s/  Michael  Johnson  &  Co.,  LLC
Denver,  Colorado